Exhibit 99.1
AMERICAN EQUITY ANNOUNCES STRATEGIC PARTNERSHIP WITH BROOKFIELD ASSET MANAGEMENT
TO ACCELERATE AEL 2.0 VALUE-CREATION STRATEGY
Brookfield to Reinsure Up to $10 Billion of American Equity Fixed Index Annuity Liabilities and Make 19.9% Equity Investment in American Equity At $37.00 Per Share for Initial Investment
American Equity Board Authorizes $500 Million Share Repurchase Program
Rejects Unsolicited, Non-Binding Acquisition Proposal from Athene and MassMutual
WEST DES MOINES, Iowa – October 18, 2020 – American Equity Investment Life Holding Company (NYSE: AEL) announced today that it has entered into a strategic partnership with Brookfield Asset Management Inc. for the reinsurance of $5 billion of existing liabilities and up to an incremental $5 billion of new sales of American Equity’s IncomeShield or similar fixed index annuity products.
American Equity will receive access to Brookfield investments in targeted asset classes as part of the strategic partnership. Brookfield’s position as a leading alternative asset manager with significant scale in attractive asset classes generating strong risk adjusted returns, will allow American Equity shareholders and policyholders the opportunity to benefit from exposure to differentiated alternative asset strategies with long-term, contractual cash flows and deploy significant capital into proprietary Brookfield investments.
As part of this strategic partnership, Brookfield will acquire a 19.9% ownership interest in the common shares of American Equity. The equity investment will take place in two stages: an initial purchase of a 9.9% equity interest at $37.00 per share promptly following Hart-Scott-Rodino approval, and a second purchase of an incremental 10.0% equity interest, at the greater value of $37.00 per share or adjusted book value per share (excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives). The second equity investment is subject to finalization of certain reinsurance agreement terms, receipt of applicable regulatory approvals and other closing conditions and is expected to close in the first half of 2021. In addition, Brookfield has agreed not to transfer any common shares purchased in the equity investment for a period of two years after the applicable closing of the investment, as well as to customary standstill restrictions until the five-year anniversary of the initial equity investment, in each case, subject to certain exceptions. Brookfield will also receive one seat on American Equity’s Board of Directors following the initial equity investment.
Anant Bhalla, President and Chief Executive Officer of American Equity, said: “This compelling strategic transaction, which we have been discussing with Brookfield since March, demonstrates the substantial shareholder value we are creating through execution of our AEL 2.0 strategy. By partnering with a world-class asset management and investment firm like Brookfield, we are accelerating the implementation of our strategy to be the leading, customer-focused annuity provider with best-in-class capabilities across the entire insurance value chain, from distribution to asset management. This partnership accelerates the transformation of our business toward a ROA model from our historical focus on ROE, unlocks new investment opportunities, and enables us to deliver significant value to our shareholders and policyholders.”
Sachin Shah, Brookfield’s Chief Investment Officer, said “We are pleased to be investing in AEL and to partner with the business in reinsurance as it grows its leading position as a retirement planning annuity provider. This transaction represents a meaningful investment for us in the attractive U.S. insurance market and we believe our alternative asset strategies can deliver long-term value to the company. We look forward to supporting American Equity in advancing its AEL 2.0 strategy which is well-positioned to create value for all stakeholders.”

The Company noted that the transaction advances multiple objectives of its AEL 2.0 strategy:
•Provides unique access to Brookfield’s attractive, higher-returning alternative asset strategies, which position American Equity to generate sustained returns in a low interest rate environment.
•Accelerates growth through access to permanent capital and supports innovative new products, including IncomeShield, which meet the current and future needs of customers.
•Accelerates the transformation of American Equity’s business model from return on equity (ROE) toward return on assets (ROA) and releases capital available for share repurchases, organic growth, and strategic initiatives.
•Establishes a new partnership with a leading asset manager in Brookfield, building on AEL’s recently announced agreement in principle to form a partnership with Värde Partners and Agam Capital Management, LLC, to grow value for shareholders and other stakeholders.
Authorization of $500 Million Share Repurchase Program
American Equity’s Board has authorized the repurchase of up to $500 million of common shares to be funded with the proceeds of the Brookfield equity investment and cash on hand. The repurchase is expected to offset dilution from the issuance of common shares to Brookfield. American Equity expects to commence the share repurchase after its third quarter earnings announcement.
The specific timing of repurchases and the exact number of common shares to be purchased will depend upon market conditions and other factors. Under the repurchase program, repurchases can be made using a variety of methods, including open market purchases, in compliance with federal securities laws.
Rejection of Unsolicited, Non-Binding Proposal from Athene and MassMutual
After careful review with the assistance of its financial and legal advisors, American Equity’s Board unanimously determined that Athene and MassMutual’s unsolicited, non-binding proposal made public by Athene on October 1, 2020 is opportunistic, significantly undervalues the Company, and is not in the best interests of American Equity and its shareholders and other stakeholders.
John M. Matovina, Chairman of American Equity’s Board, said: “The Board is excited about the value-creation prospects of the Company’s AEL 2.0 strategic plan, which is already delivering results as demonstrated by today’s announcement. We strongly believe this is the right course of action for maximizing long-term value for our shareholders and other stakeholders.”
J.P. Morgan and Morgan Stanley & Co. LLC are serving as financial advisors to American Equity. Ardea Partners is serving as exclusive financial advisor to American Equity in the Brookfield transaction. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to American Equity.
About American Equity
American Equity Investment Life Holding Company, through its wholly-owned subsidiaries, is a leading issuer of fixed index annuities through independent agents, banks and broker-dealers. American Equity Investment Life Holding Company, a New York Stock Exchange listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.
About Brookfield Asset Management
Brookfield Asset Management is a leading global alternative asset manager with approximately US$550 billion of assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, Brookfield offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.
Brookfield Asset Management is listed on the New York and Toronto stock exchanges under the symbols BAM and BAM.A, respectively.

Forward-Looking Statements
This press release and any oral related statements made by our representatives may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “can”, “deliver”, “accelerate”, “enable”, “estimate”, “projects”, “outlook”, “opportunity” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company and include the possibility that the proposed transaction may not be completed. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements can be found in the Company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
Contacts
Investors:
Steven D. Schwartz, Vice President - Investor Relations (515) 273-3763
sschwartz@american-equity.com
or
Innisfree M&A Incorporated
Scott Winter/Larry Miller
(212) 750-5833
Media:
Sard Verbinnen & Co.
George Sard/Jared Levy/Jamie Tully
AEL-SVC@SARDVERB.com